UNITED STATES
			SECURITIES AND EXCHANGE COMMISSION
			    Washington, D.C.  20549



				   FORM 8-K
			        CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported): May 24, 1999


                   CAMERA  PLATFORMS  INTERNATIONAL, INC.

	 (Exact name of registrant as specified in its charter)

       Delaware                     0-14675             95-4024550
(State or other jurisdiction       (Commission       (IRS Employer
of incorporation or organization)   File Number)  Identification No.)

               10909 Vanowen Street, North Hollywood, CA 91605
	   (Address of principal executive offices)       (Zip Code)

                             (818) - 623-1700

	(Registrant's telephone number, including area code)

                         Not Applicable_________
	(Former name or former address if changed since last report)


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Item 5.  Other Events.

Effective May 24, 1999, Edward Carlin resigned his positions as a member of the Board and Chief Executive Officer of Camera Platforms International,
Inc. ("the Company").   Subsequent to his resignation, the Company received
the resignations of board members Brianne Murphy and Leslie Kovaks.

On June 2, 1999, the Company entered into an employment agreement with new Company president Phillip Berardi.

At a specially called meeting of the Board of Directors on June 10, 1999, the board of directors ratified the appointment of Phillip Berardi as President of the Company, and named Ronald Riddle as Chief Operating Officer and Chief Financial Officer.



				SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

		               	CAMERA PLATFORMS INTERNATIONAL, INC.



	Date:  June 10, 1999  		/s/ Ronald Riddle
				                        	Ronald Riddle
				                        	Chief Financial Officer



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